EXHIBIT 2.b



                      AMENDMENT TO ASSET PURCHASE AGREEMENT

               AMENDMENT (this "Amendment"), dated as of March 17, 1997, to the Asset Purchase Agreement (the "Agreement"), dated February 10, 1997, among SUNBEAM PRODUCTS, INC., a Delaware corporation ("Sunbeam Products"), SUNBEAM FURNITURE COMPANY, a Delaware corporation ("Sunbeam Furniture"), OP II, INC., a Florida corporation ("Sunbeam OP"; and, together with Sunbeam Products and Sunbeam Furniture, the "Sunbeam Transferors"), and SUNLITE CASUAL FURNITURE, INC. (as assignee of Jacuzzi Outdoor Products, Inc.), a Delaware corporation (the "Buyer"), and joined in by Sunbeam Corporation, a Delaware corporation and the indirect parent corporation of the Sunbeam Transferors and U.S.
Industries, Inc., a Delaware corporation and the indirect parent corporation of Buyer.

                              W I T N E S S E T H:

               WHEREAS, the parties hereto desire to amend the Agreement; and

               WHEREAS, Section 19 of the Agreement permits amendments to the Agreement by written instrument signed by the parties to such amendment.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                           AMENDMENTS TO THE AGREEMENT

               1.1. PURCHASE AND SALE OF ASSETS. (a) Section 1.B of the Agreement is hereby amended by (i) inserting the clause "(except for the Murfreesboro Assets, as defined in the Manufacturing Services Agreement (as defined in Section 7.A), subject, however, to the rights to purchase the Murfreesboro Assets pursuant to the Manufacturing Services Agreement)" after "Business", (ii) deleting the words "Murfreesboro, Tennessee and", (iii) changing the word "facilities" on the eighth line to "facility" therein and (iv) adding the words "provided to Buyer within five business days after the Closing Date" and after the words "Closing Date".

               (b) Section 1.C of the Agreement is hereby amended by deleting the words "Paragould, Arkansas and" from such Section.

               (c) Section 1.D of the Agreement is hereby amended by (i) inserting the clause "(except such inventory located at the

Murfreesboro facility, subject, however, to the rights granted pursuant to the Manufacturing Services Agreement)" after "Business" and (ii) adding the words "and provided to Buyer within five business days after the Closing Date" after the words "Closing Date".

               (d) Section 1.M(10) of the Agreement is hereby amended by replacing subsection 1.M(10)(d) therein with the following: "(d) rights to purchase Equipment and Inventory included in the Murfreesboro Assets pursuant to the Manufacturing Services Agreement".

               1.2. ASSUMED LIABILITIES. (a) Section 3.B is hereby amended by inserting the clause "(except such purchase orders relating to Equipment located at the Murfreesboro facility)" after "in the ordinary course of business" therein.

               (b) Section 3.C of the Agreement is hereby amended by inserting the clause "(except such purchase orders relating to raw materials and supplies to be delivered to the Murfreesboro facility)" after "Business" and after "in accordance with past practices" therein.

               (c) Sections 3.B and 3.C of the Agreement are amended by adding the words "and provided to Buyer within five business days after the Closing Date" (i) at the end of Section 3.B and (ii) after the words "Closing Date" in the fifth line of Section 3.C.

               1.3. CLOSING. Section 4.A of the Agreement is hereby amended by substituting "March 17, 1997" in place of "March 3, 1997."

               1.4. PURCHASE PRICE. The first sentence in Section 4.B(2) of the Agreement is hereby amended by (i) substituting "$31" in place of "$21" (ii) deleting clause (b) in its entirety, (iii) renumbering clauses (c) and (d) therein as (b) and (c).

               1.5. ESTIMATED PURCHASE PRICE. (a) Section 4.C of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                      "On and at the Closing, in consideration for the sale,
               conveyance, transfer, assignment and delivery to Buyer of the Assets, subject to the assumption of the Assumed Liabilities, Buyer shall pay $62,137,000 (the "ESTIMATED PURCHASE PRICE", which has been calculated based on ANNEX A hereto) in the manner set forth below:

               (i) If Sellers have satisfied the closing condition set forth in Section 7.D(10) hereof, Buyer shall

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



                      pay to the Sunbeam Transferors, as directed, an amount equal to $62,137,000 by wire transfer of immediately available funds to an account designated in writing by the Sunbeam Transferors no less than two business days prior to the Closing; or

                (ii)  If Buyer has waived the closing condition set forth in
                      Section 7.D(10), Buyer shall pay: (a) to the Sunbeam Transferors, as directed, an amount equal to $42,137,000 by wire transfer of immediately available funds to an account designated in writing by the Sunbeam Transferors no less than two business days prior to the Closing and
                      (b) to the Escrow Agent (as defined in Section 8.A(9)), an amount equal to $20,000,000 (the "Escrow Amount") by wire transfer of immediately available funds to an account designated in writing by the Escrow Agent."

               (b) Section 4.E(1) of the Agreement is hereby amended by (i) substituting "thirty (30)" in place of "fifteen (15)" and (ii) deleting the parenthetical in the last sentence thereof and replacing it with "(which has occurred prior to the Closing Date)".

               1.6. FINANCIAL INFORMATION. Section 5.F of the Agreement is hereby amended by inserting "(1)" before "Sellers have furnished" at the beginning therein and by adding the following subsection (2) at the end thereof:

               (2) Sellers have furnished to Buyer Statements of Operations for the Business (including separate Statements of Operations relating to the Sunbeam Furniture Business and the Samsonite Business) for the two months ended March 2, 1997, as set forth on SCHEDULE 5.F(3). Such Statements of Operations were derived from Sellers' books and records and are true and correct in all material respects as to the matters presented therein. Such Statements of Operations have been prepared on a basis which is consistent with the past practices of Sellers.

               1.7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. Section 7.D of the Agreement is hereby amended by (a) adding the following language to the end of the first sentence thereof:

               "PROVIDED, that Buyer agrees that it shall waive the closing condition set forth in Section 7.D(10) if Sellers fail to deliver the documents referenced in

               Section 8.A(9)(i) through (iv) despite the exercise of best efforts by Sellers; and

               (b) deleting subsection (10) in its entirety and replacing it with the following:

               (10) Sellers shall have provided to Buyer evidence of the defeasance of all obligations relating to the City of Paragould, Arkansas ARKLA Industries Project, Series
                      1979 Industrial Revenue Bonds (the "PARAGOULD IRBS"). The City of Paragould shall have delivered to Buyer a warranty deed sufficient to deliver marketable title to the Paragould, Arkansas facility formerly subject to lease in connection with the Paragould IRBs.

               1.8. DOCUMENT DELIVERIES. Section 8.A of the Agreement is hereby amended by (a) amending subsection (5) thereto to add the following language at the end thereof: "at an annual rental rate of $512,500" and (b) adding the following subsections thereto immediately following subsection (8) and prior to subsection (9), which is renumbered (11):

               (9)    Copies of the following items relating to the Paragould
                      IRBs: (i) documents evidencing the defeasance of the Paragould IRBs, (ii) the redemption notice to be sent to holders of the Paragould IRBs, (iii) a warranty deed to accomplish the transfer of the Paragould facility formerly subject to lease to Buyer signed by the City of Paragould,
                      (iv) such other documents as Buyer may reasonably request in order to accomplish the delivery of the Paragould facility to Buyer free and clear of all Liens; PROVIDED, if Sellers despite the exercise of their best efforts are unable to deliver the documents referenced in clauses (i) through (iv) above by the close of business on the Closing Date, then in lieu of the foregoing Sellers shall instead deliver at the Closing copies of the following items relating to the Paragould IRBs: (i) an escrow agreement (the "Escrow Agreement") in form mutually agreeable to Sellers, Buyer and Friday, Eldredge & Clark (the "Escrow Agent") providing for the payment of the Escrow Amount to Sellers upon (x) the defeasance of the Paragould IRBs and (y) the transfer to Buyer of all real property in Paragould, Arkansas currently leased and owned by Sunbeam Products (it being understood that title to the owned parcel shall not be transferred to Buyer until such time as title to the leased parcel may be transferred), (ii) a sublease in form mutually agreeable to

                      Sunbeam Products and Buyer of the parcel at the Paragould Facility currently leased by Sunbeam Products and a lease in form mutually agreeable to Sunbeam Products and Buyer of the parcel at the Paragould facility currently owned by Sunbeam Products, each for a term equal to the term of the Escrow Agreement with an alternative term of six months, with an option to renew at Buyer's sole discretion for an additional term of one year if Sunbeam Products fails to deliver good marketable title by March 31, 1997 and (iii) forms of all documents and certificates necessary to accomplish the defeasance of the Paragould IRBs and delivery of title after the Closing Date.

               (10) Copies of an irrevocable redemption notice given by Sunbeam Products in relation to the Stanley IRBs; and

               1.9. INDEMNIFICATION. Section 11.A(1) of the Agreement is hereby amended by adding the following subsection (i) thereto:

               (i) Any matter or thing or action or failure to act by Sunbeam Products, Arkla Industries, Arkla, Arkla Products, Preway, Alibert, Inc., any guarantor of the Paragould IRBs, any transferee of any of the foregoing, or any other person or entity, whether in suit or not, arising out of, under, or in connection in any way with the Paragould IRBs or the Stanley IRBS, or any of the documents, instruments or agreements executed in connection therewith (collectively, the "BOND DOCUMENTS") whenever arising or accruing or resulting in any way from any action or failure to act by Sunbeam Products, Arkla Industries, Arkla, Arkla Products, Preway, Alibert, Inc., any guarantor of the Paragould IRBs, any transferee of any of the foregoing, or any other person or entity, including, without limitation, any and all losses, claims, demands, damages, liabilities or expenses whatsoever caused by any breach or alleged breach by Sunbeam Products, Arkla Industries, Arkla, Arkla Products, Preway, Alibert, Inc., any guarantor of the Paragould IRBs, or any such person or entity or any agent thereof under any of the respective Bond Documents or resulting from any claim against any Indemnified Party by the bond trustee under the indenture relating to the Paragould IRBs or the Stanley IRBs, the holders of any Paragould IRBs or Stanley IRBs, or any other party to or beneficiary of any of the other Bond Documents with respect thereto.

                1.10. LIMITATIONS ON INDEMNITY. Section 11.D(2) of the Agreement is hereby amended by inserting "5.F(2)," before "5.H" therein and by adding the following clause at the end thereof:

               or for any liabilities arising out of the matters referenced on
               SCHEDULE 11.D(2).

                1.11. FURTHER ASSURANCES. Section 23 of the Agreement is hereby amended by inserting the following sentence after the first sentence therein:

               Sellers shall cooperate with, and use their commercially reasonable efforts to assist, Buyers in obtaining substitute hazardous waste generator E.P.A. identification numbers, solid waste registration numbers and other permits and licenses listed on Schedule 1.M(13).

                1.12. POST-CLOSING MATTERS. Section 27 of the Agreement is hereby amended by adding the following Sections M and N at the end thereof:

               M. REDEMPTION OF THE STANLEY IRBS. On the Closing Date, Sunbeam Products shall deliver irrevocable notice to the bond trustee for the Stanley IRBs exercising its right to call the Stanley IRBs for redemption on the earliest practicable date for which notice can be given in accordance with the terms of the indenture, which in any event shall not be more than 15 business days after the Closing Date. Sunbeam Products shall take all necessary action to insure that the Stanley IRBs are redeemed, in whole, within 15 business days after the Closing Date.

               N. JOINT USE OF SPACE IN THE MCCORMICK CENTER. Seller has leased or entered into a license agreement for space at the McCormick Place in Chicago, Illinois for the 1997 National Hardware Show (running from August 10, 1997 to August 13, 1997). Subject to Seller obtaining any necessary consents, Sellers and Purchasers agree that they will share the space on the third floor so leased on an equal square footage basis for the 1997 show. Sellers and Purchasers further agree that the respective portions of the space will be separated by a ten foot aisle taken equally from each party's space. Purchasers agree to reimburse Sellers for Sellers actual cost on a per foot basis, to lease or license the space in amount proportionate to the space used by Purchaser plus one-half of the aisle. Each party shall be responsible for the cost of its respective display at the show.


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



                                   ARTICLE II.
                                  MISCELLANEOUS

               2.1.   INTENT OF THE PARTIES WITH RESPECT TO CERTAIN MATTERS.

               (a) Sellers and Buyer agree that it is their intent (notwithstanding any failure to amend any provisions of the Agreement herein to express such intent) that the Paragould IRBs are not included in the Assets, and the obligations of Sellers under the Paragould IRBs are not included in the Assumed Liabilities, and any provision in the Agreement that is not so amended herein shall be deemed amended to express such intent.

               (b) Sellers and Buyer agree that it is their intent (notwithstanding any failure to amend any provisions of the Agreement herein to express such intent) that the Murfreesboro Assets (as defined in the Manufacturing Services Agreement) are not included in the Assets, and shall not be purchased and sold under the Agreement on the Closing Date; that the Murfreesboro Assets shall instead be purchased and sold at the times and for the consideration described in the Manufacturing Services Agreement; and that any provision in the Agreement that is not so amended herein shall be deemed amended to express such intent.

                2.2. DEFINITIONS. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed thereto in the Agreement.

               2.3. EFFECT OF AMENDMENT; RESTATEMENT. Except as amended by this Amendment, the Agreement shall be unamended and remain in full force and effect. The Agreement, as amended by this Amendment, is hereinafter referred to as the "Agreement", and the parties hereto hereby agree that the Agreement may be restated to reflect the amendments provided for in this Amendment.

                2.4. GOVERNING LAW. This amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                2.5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.




                         (SIGNATURES BEGIN ON NEXT PAGE)

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



                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

                             SUNBEAM PRODUCTS, INC.

                                    By: /s/ DAVID C. FANNIN
                                        ----------------------------
                                    Name:   David C. Fannin
                                    Title:  Executive Vice President


                            SUNBEAM FURNITURE COMPANY

                                    By:  /s/ DAVID C. FANNIN
                                       -----------------------------
                                    Name:    David C. Fannin
                                    Title:   Vice President


                                    OP II, INC.

                                    By: /s/ JANET KELLEY
                                       -----------------------------
                                    Name:   Janet Kelley
                                    Title:  Vice President


                                    SUNLITE CASUAL FURNITURE, INC.

                                    By: /s/ JOHN A. MISTRETTA
                                       -----------------------------
                                    Name:   John A. Mistretta
                                    Title:  Vice President

Agreed and Acknowledged

SUNBEAM CORPORATION

By: /S/ DAVID C. FANIN
   ------------------------------
Name:   David C. Fannin
Title:  Executive Vice President


U.S. INDUSTRIES, INC.

By:  /s/ JOHN A. MISTRETTA
   ------------------------------
Name:    John A. Mistretta
Title:   Vice President

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
                                    ANNEX A


                               SUNBEAM FURNITURE
                      PURCHASE PRICE ADJUSTMENT WORKSHEET

The Outdoor, Samsonite, and Consolidated information is derived from Schedule 5.F(1), "Statements of Assets and Liabilities", as provided in the executed purchase agreement dated February 10, 1997, as amended as of March 17, 1997. This statement is adjusted to exclude inventory and fixed asset values associated with the Murfreesboro facility not being immediately transferred to the purchasers, and the additional discount.

NOTE THAT PURCHASER REALIZES THE BENEFIT OF THE EXCESS AND OBSOLETE RESERVE AT MURFREESBORO AT TIME OF SALE.

$Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Amended
                                                                                Purchase         Less:         Less:
                                                                     Less:      Agreement    Murfreesboro    Additional      Revised
                      Outdoor      Samsonite      Consolidated      Discount      Total       Inventory/FA     Discount        Total
------------------------------------------------------------------------------------------------------------------------------------
Petty Cash                  2           2               4

Inventory:
 Raw Materials          8,621       4,924          13,545                                         (3,739)
 Work in Process        5,989       3,596           9,585                                         (2,719)
 Finished Goods        30,266       1,806          32,072                                         (1,706)
 Other (a)                562         -               562                                            -
 Seasonal Variance      7,282         -             7,282                                            -
 Excess and Obsolete   (7,300)     (1,068)         (8,368)                                           -
 Shrink/BTP              (500)       (145)           (645)                                           -
 Standards Revaluation (3,042)         55          (2,987)                                           (55)
Net Inventory          41,878       9,168          51,046                                         (8,219)

Prepaid Expenses
 Rents                    213         118             331
 Deposits                  15         -                15
 Other (b)                 47          97             144

Net PP&E               51,070       2,870          53,940                                         (2,529)

Total Assets           93,225      12,255         105,480                                        (10,748)

Accrued Payroll
 & Vacation             1,209         386           1,595
IRB (c)                   -           -               -

Total Liabilities       1,209         386           1,595

Net Amount           $ 92,016     $11,869        $103,885          $ (21,000)   $  82,885       $(10,748)   $ (10,000)      $62,137
------------------------------------------------------------------------------------------------------------------------------------

(a) Includes raw materials in transit ($559K) and repack parts ($3K)
(b) Includes prepaid royalty, holiday, and other
(c) To be paid by Sunbeam outside of closing

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